As filed with the Securities and Exchange Commission on August 8, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

MoSys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0291941
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

3301 Olcott Street

Santa Clara, California 95054

(408) 418-7500

(Address of principal executive offices)

MoSys, Inc. Amended and Restated 2010 Equity Incentive Plan

(Full title of the plan)

James Sullivan, Chief Financial Officer and Vice President

MoSys, Inc.

3301 Olcott Street

Santa Clara, California 95054

(408) 418-7500

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (3)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (6)
Common Stock, par value $0.01 per share
To be issued upon exercise of options and pursuant to other awards of common stock granted under the:
MoSys, Inc. Amended and Restated 2010 Equity Incentive Plan (1)	1,500,000	$2.85	(4)	$4,275,000	$551.00
To be issued upon exercise of options granted as inducements to new employees (2)	310,000	$3.99	(5)	1,236,900	$159.00
TOTAL:	1,810,000			$5,511,900	$710.00

(1)

Represents additional shares reserved for issuance upon exercise of stock options and pursuant to other awards of common stock granted under the Registrant’s Amended and Restated 2010 Equity Incentive Plan. Shares issuable pursuant to the Registrant’s Amended and Restated 2010 Equity Incentive Plan were originally registered on the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 28, 2010 (Commission File No. 333-168358), and additional shares were registered on the Registration Statements on Form S-8 filed on March 15, 2011 (Commission File No. 333- 172828), March 15, 2012 (Commission File No. 333-180119), March 12, 2013 (Commission File No. 333-187187) and March 14, 2014 (Commission File No. 333-194563). Each of the foregoing Registration Statements is incorporated herein by reference.

(2)

Represents additional shares issuable upon exercise of options granted to new employees as inducements pursuant to Rule 5635(c)(4) of the NASDAQ Stock Market Marketplace Rules (“Rule 5635(c)(4)”). Shares issuable pursuant to awards of common stock granted to new employees as inducements pursuant to Rule 5635(c)(4) were originally registered on the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2009 (Commission File No. 333-159753), and additional shares were registered on the Registration Statement on Form S-8 filed on March 15, 2012 (Commission File No. 333-180119), March 12, 2013 (Commission File No. 33-187187) and March 14, 2014 (Commission File No. 333-194563, which Registration Statements are incorporated herein by reference.

(3)

In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(4)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

(5)	Determined based upon the weighted average exercise price of options granted as inducements to new employees pursuant to Rule 5635(c)(4).

(6)	Maximum fee is calculated pursuant to Section 6(b) of the Securities Act.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

Explanatory Note

This Registration Statement is being filed by MoSys, Inc. (the “Registrant”) relating to 1,500,000 shares of its common stock, $0.01 par value per share (the “Common Stock”) issuable to eligible individuals under the Registrant’s Amended and Restated 2010 Equity Incentive Plan (the “Plan”), and such shares are in addition to shares originally registered on the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on June 5, 2009 (Commission File No. 333-159753), July 28, 2010 (Commission File No. 333-168358), and on March 15, 2011 (Commission File No. 333- 172828), March 15, 2012 (Commission File No. 333-180119), March 12, 2013 (Commission File No. 333-187187) and March 14, 2014 (Commission File No. 333-194563).  Each of the foregoing Registration Statements is incorporated herein by reference. (collectively the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with Instruction E to Form S-8 regarding the registration of additional securities.  Accordingly, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.         Incorporation of Documents By Reference

The following additional documents filed with the SEC by the Registrant are incorporated by reference in this Registration Statement:

1.                                      The Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 14, 2014;

2.                                      All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2013; and

3.                                      The description of the capital stock of the Registrant contained in the Registration Statement on Form 8-A (File No. 000-32929), filed on June 26, 2001, as amended by Amendment No. 2 on Form 8-A/A, filed on November 12, 2010, Amendment No. 3 on Form 8-A/A, filed on July 27, 2011, and Amendment No. 4 on Form 8-A/A, filed on May 24, 2012, and in the Registration Statement on Form S-3 (File No. 333-170327), filed on November 3, 2010 and declared effective on November 12, 2010, under the heading “Description of Capital Stock.”

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.         Exhibits.

See Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Clara, state of California on August 8, 2014.

MOSYS, INC.

By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints James W. Sullivan with full power of substitution and resubstitution and full power to act, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all registration statements relating to the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, and any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leonard Perham	Chief Executive Officer, President and Director	August 8, 2014
Leonard Perham	(principal executive officer)

/s/ James W. Sullivan	Vice President and Chief Financial Officer (principal	August 8, 2014
James W. Sullivan	financial and accounting officer)

/s/ Stephen L. Domenik	Director	August 8, 2014
Stephen L. Domenik

/s/ Tommy Eng	Director	August 8, 2014
Tommy Eng

/s/ Chi-Ping Hsu	Director	August 8, 2014
Chi-Ping Hsu

/s/ Victor K. Lee	Director	August 8, 2014
Victor K. Lee

Exhibit Index

Exhibit Number	Exhibit Description

4.1 (1)	Specimen Common Stock Certificate

4.4 (2)	Rights Agreement, dated November 10, 2010, by and between the Registrant and Wells Fargo Bank, N.A., as Rights Agent

4.4.1 (2)	Form of Right Certificate

4.4.2 (2)	Summary of Rights to Purchase Preferred Shares

4.4.3 (3)	Amendment No. 1 to Rights Agreement, dated July 22, 2011, by and between the Registrant and Wells Fargo Bank, N.A., as Rights Agent

4.4.4 (4)	Amendment No. 2 to Rights Agreement, dated May 18, 2012, by and between the Registrant and Wells Fargo Bank, N.A., as Rights Agent

4.8	MoSys, Inc. Amended and Restated 2010 Equity Incentive Plan

4.10 (5)	Form of Agreement for Stock Option Grant under the MoSys, Inc. 2010 Equity Incentive Plan

4.12 (6)	Form of New Employee Inducement Grant Stock Option Agreement

4.13 (7)	Form of Notice of Grant of Restricted Stock Unit Award and Agreement under the MoSys, Inc. 2010 Equity Incentive Plan

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

(1)        Incorporated by reference to the same-numbered exhibit to the Registrant’s Registration Statement on Form S-1, as amended, originally filed August 4, 2000, declared effective June 27, 2001 (Commission File No. 333-43122).

(2)        Incorporated by reference to the same-numbered exhibit to the Registrant’s Current Report on Form 8-K, filed November 12, 2010 (Commission File No. 000-32929).

(3)        Incorporated by reference to Exhibit 4.2.3 to the Current Report on Form 8-K, filed on July 27, 2011 (Commission File No. 000-32929).

(4)  Incorporated by reference to Exhibit 4.2.4 to the Current Report on Form 8-K, filed on May 24, 2012 (Commission File No. 000-32929).

(5)        Incorporated by reference to the same-numbered exhibit to the Registrant’s Registration Statement on Form S-8, filed July 28, 2010 (Commission File No. 333-168358).

(6)        Incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K, filed March 15, 2012 (Commission File No. 000-32929).

(7)        Incorporated by reference to Exhibit 10.23 to the Registrant’s Form 10-Q filed August 8, 2013 (Commission File No. 000-32929).